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                                                                    EXHIBIT 10.3


(Thousand Trails, Inc. National American Corporation ("NACO") letterhead appears here)


                               November 9, 1995



Kenneth E. Hendrycy
5200 Keller Springs Road, #237
Dallas, Texas  75248

Dear Ken:

   We have agreed that, for fiscal 1996, you will be paid an asset sales incentive, in addition to your base salary, as follows:

   $3,500 for each $1,000,000 in assets sales other than sales in the ordinary course; plus

   If the cumulative proceeds from assets sales for fiscal 1996 equals or exceeds the budget amount of $9,657,000, than an additional $1,500 for each $1,000,000 in asset sales;

   Provided, however, that the total assets sales incentive that will be paid to you for fiscal 1996 shall not exceed $50,000.

   At my sole discretion, you may receive an additional asset sales incentive at the end of the fiscal year based on my assessment of the actual asset sales achieved during the fiscal year.

   Please confirm your understanding of our agreement by signing this letter in the space provided below and returning it to me.


                                        Sincerely,


                                        /s/ William J. Shaw
                                       ----------------------------
                                       William J. Shaw
                                       Chief Executive Officer


Acknowledged and agreed:



 /s/ Kenneth E. Hendrycy
---------------------------
Kenneth E. Hendrycy